EXHIBIT 10.2


                         EXTENSION OF FARMOUT AGREEMENT

     For and in consideration of mutual benefits, detriments, and promises the adequacy of which is hereby acknowledged, the parties, Sharon K. Fowler and Garner Investments, Inc., agree as follows:

     1) That Farmout Agreement by and between the parties upon Lease # 06-00321 dated August 29, 2006, is hereby extended until December 31, 2009.

     2) All other terms and conditions thereof remain in force and effect except as to the extended date of 4 (B).


Garner Investments, Inc.                          Sharon K. Fowler

by ___________________________                    by ___________________________
President